Exhibit 10.1

EXECUTION VERSION

NATURAL RESOURCE PARTNERS L.P.

NRP FINANCE CORPORATION

$300,000,000

9.125% Senior Notes due 2018

Purchase Agreement

September 13, 2013

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Natural Resource Partners L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), and NRP Finance Corporation, a corporation organized under the laws of Delaware (the “Co-Issuer” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $300,000,000 principal amount of their 9.125% Senior Notes due 2018 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Issuers and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date (as defined below), among the Issuers and the Initial Purchasers, pursuant to which the Issuers will agree will agree to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement under the Securities Act of 1933, as amended (the “Act”), relating to another series of debt securities of the Issuers with terms substantially identical to the Securities (the “Exchange Notes”) to be offered in exchange for the Securities (the “Exchange Offer”), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities, and in each case, to use their commercially reasonable efforts to cause such registration statements to be declared effective. The use of the neuter in this purchase agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

GP Natural Resource Partners LLC, a Delaware limited liability company (the “Managing General Partner”), is the general partner of NRP (GP) LP, a Delaware limited partnership (the “General Partner”), which in turn is the general partner of the Partnership. The Partnership owns its subsidiaries, other than the Co-Issuer and NRP Oil and Gas LLC, a

Delaware limited liability company (“NRP Oil and Gas”), through a wholly owned operating company, NRP (Operating) LLC, a Delaware limited liability company (the “Operating Company”).

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum, dated September 6, 2013 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated September 13, 2013 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers and the Securities. Each of the Issuers hereby confirms that they have authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. The Issuers jointly and severally represent and warrant to, and agree with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Issuers, their Affiliates, or any person acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(d) None of the Issuers, their Affiliates, or any person acting on their behalf has (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Issuers, their Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) Subject to compliance by the Initial Purchasers with the representations, warranties and covenants set forth in Sections 4 and 5 hereof, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) Neither Issuer is required, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, neither Issuer will be required to register as, an “investment company” as defined in the Investment Company Act.

(h) The Issuers have not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuers (except as described in the Offering Memorandum).

(i) The Issuers have not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(j) Each of the Managing General Partner, the General Partner, the Partnership, the Co-Issuer, NRP Oil and Gas, the Operating Company and their respective subsidiaries listed on Annex A hereto (collectively, the “Partnership Group,” and the subsidiaries listed on Annex A hereto, the “Operating Subsidiaries”) has been duly formed or incorporated, as applicable, and is validly existing in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, with all limited liability company, corporate or limited partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and, in the case of the Managing General Partner, to act as the general partner of the General Partner, and in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Disclosure Package and the

Final Memorandum. Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company, corporation or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex A hereto, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of the business conducted by it makes such qualification or registration necessary, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Group, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(k) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended or restated to date (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”).

(l) Robertson Coal Management LLC, a Delaware limited liability company (“RCM LLC”), owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Managing General Partner, as amended to date (the “Managing General Partner LLC Agreement”), and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and RCM LLC owns such membership interests free and clear of all Liens.

(m) The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner, as amended or restated to date (the “General Partner Partnership Agreement”); and the Managing General Partner owns such general partner interest free and clear of all Liens.

(n) Other than (i) the Partnership’s ownership of 100% of the outstanding capital stock of the Co-Issuer, a 100% ownership interest in NRP Oil and Gas and a 100% membership interest in the Operating Company, (ii) the Operating Company’s ownership of a direct or indirect 100% membership interest in each of the Operating Subsidiaries and a 51.0% member interest in BRP LLC, a Delaware limited liability company (“BRP”), (iii) BRP’s ownership of a 100% membership interest in CoVal Leasing Company, LLC, and (iv) NRP Trona LLC’s, a Delaware limited liability company, ownership of a 49% general partner interest in OCI Wyoming L.P., a Delaware limited partnership (“OCI LP”), neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(o) All of the partnership interests of the Partnership have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise set forth in the Disclosure Package and the Final Memorandum).

(p) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain Relationships and Related Party Transactions,” “Description of Other Indebtedness,” “Description of Notes,” “Certain United States Federal Income and Estate Tax Considerations” and “Exchange Offer; Registration Rights” fairly summarize in all material respects the matters described therein.

(q) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Issuers; the Indenture has been duly authorized by the Issuers and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuers, will constitute a legal, valid, binding instrument enforceable against the Issuers in accordance with its terms (subject, as to the enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Issuers and will constitute the legal, valid and binding obligations of the Issuers entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to (i) applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing).

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Registration Rights Agreement or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Indenture and the Registration Rights Agreement, such as will be made or obtained under the Act and the Trust Indenture Act.

(s) None of the execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Partnership or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its subsidiaries or any of its or their properties.

(t) The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries and, to the Issuer’s knowledge, OCI Wyoming Co., a Delaware corporation (“OCI Co”), OCI LP and their consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Partnership, OCI Co and OCI LP as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Financial Data” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein.

(u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Partnership Group or any subsidiaries of the Partnership or its or their property is pending or, to the knowledge of the Issuers, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(v) The Operating Company and the Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package and the Final Memorandum, free and clear of all Liens except (1) as described, and subject to the limitations contained, in the Disclosure Package and the Final Memorandum or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Disclosure Package and the Final Memorandum; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Final Memorandum.

(w) No member of the Partnership Group is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of the Issuers to perform their obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(x) Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Partnership within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(y) To the Issuers’ knowledge, Deloitte & Touche LLP, who have certified certain financial statements of OCI Co, OCI LP and their consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to each of OCI Co and OCI LP within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB.

(z) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(aa) Each member of the Partnership Group has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(bb) No dispute with the employees of any member of the Partnership Group exists or, to the knowledge of the Issuers, is threatened or imminent and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of the lessees of the Partnership Group that would be reasonably likely to have a Material Adverse Effect.

(cc) No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except pursuant to the Operating Company’s term loan facility, revolving credit facility and existing senior notes, pursuant to NRP Oil and Gas’s revolving credit facility and as described in or contemplated in the Disclosure Package or the Final Memorandum.

(dd) The Partnership Group maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. No member of the Partnership Group has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date. Each member of the Partnership Group is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any member of the Partnership Group under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(ee) Each member of the Partnership Group has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Final Memorandum, subject to such qualifications as may be set forth in the Disclosure Package and the Final Memorandum and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each member of the Partnership Group has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Memorandum and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership’s internal controls over financial reporting are effective and the Partnership is not aware of any material weakness in its internal control over financial reporting.

(gg) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), (ii)

such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports its files or submits under the Exchange Act is accumulated and communicated to the management of the Partnership, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(hh) Except as described in the Disclosure Package and the Final Memorandum, the entities comprising the Partnership Group (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ii) No member of the Partnership Group or any ERISA Affiliate (as defined below) has, or is reasonably expected to incur, any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA). “ERISA Affiliates” means the General Partner and each of its subsidiaries.

(jj) The operations of each member of the Partnership Group and, to the knowledge of the Partnership, OCI LP are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Partnership Group or, to the knowledge of the Partnership, OCI LP with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(kk) No member of the Partnership Group nor, to the knowledge of the Partnership, OCI LP or any director, officer, agent or employee of any member of the Partnership Group (i) is currently subject to any sanctions administered imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll) No member of the Partnership Group nor, to the knowledge of the Partnership, OCI LP or any director, officer, agent or employee of any member of the Partnership Group, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(mm) Except as has been disclosed to the Initial Purchasers or is not material to the analysis under any Sanctions, no member of the Partnership Group or, to the knowledge of the Partnership, OCI LP has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does any member of the Partnership Group or, to the knowledge of the Partnership, OCI LP have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(nn) There is and has been no failure on the part of the Partnership and any of the Partnership’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(oo) No member of the Partnership Group nor, to the knowledge of the Partnership, OCI LP or any director, officer, agent or employee of any member of the Partnership Group is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each member of the Partnership Group and, to the knowledge of the Partnership, OCI LP have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp) All information related to the coal reserves of the Partnership Group (including, without limitation, information related to (x) proven, probable and total recoverable coal reserves in the aggregate and by region and mining complex location, (y) underground and surface coal reserves, and (z) sulfur quality (including with respect to compliance coal), typical quality and type of coal) included in the Disclosure Package as of the Execution Time and the Final Memorandum as of its date and the Closing Date (the “Coal Reserve Information”), was and is accurate in all material respects as of the date with respect to which such information is given. The Coal Reserve Information has been calculated in accordance with standard mining engineering procedures used in the coal industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Coal Reserve Information were reasonable in all material respects when made.

(qq) Any certificate signed by any officer of the Managing General Partner and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.007% of the principal amount thereof, plus accrued interest, if any, from September 13, 2013 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on September 18, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to the account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S; and

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”;

5. Agreements. The Issuers agree with each Initial Purchaser that:

(a) The Issuers will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Issuers will prepare a final term sheet, containing a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c) The Issuers will not amend or supplement the Disclosure Package or the Final Memorandum without the prior written consent of the Representative.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representative, the Issuers have not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f) The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuers will promptly advise the Representative of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Issuers will not, and will not permit any of their Affiliates to, resell any Securities that have been acquired by any of them.

(h) None of the Issuers, their Affiliates, or any person acting on the Issuers’ or their Affiliates’ behalf (other than the Initial Purchasers, as to whom no covenant is given) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Issuers, their Affiliates, or any person acting on the Issuers’ or their Affiliates’ behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Issuers, their Affiliates, or any person acting on the Issuers’ or their Affiliates’ behalf (other than the Initial Purchasers, as to whom no covenant is given) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Partnership, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Issuers will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) Each of the Securities will bear the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(n) The Issuers will not for a period of 60 days following the Execution Time, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuers or any person in privity with the Issuers), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by either of the Issuers (other than the Securities and the Exchange Notes).

(o) The Issuers will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of either Issuer to facilitate the sale or resale of the Securities.

(p) The Partnership will, for a period of twelve months following the Execution Time, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Partnership is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Partnership as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its shareholders).

(q) The Issuers agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement and the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of representatives of the Issuers in connection with presentations to prospective purchasers of the Securities; and (ix) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuers contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

(a) The Issuers shall have requested and caused (i) Vinson & Elkins LLP, counsel for the Issuers, to furnish to the Representative its opinion and negative assurance letter, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers and (ii) Wyatt L. Hogan, general counsel for the Issuers, to furnish to the Representative his opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(b) The Representative shall have received from Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, such opinion and negative assurance letter, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) The Managing General Partner shall have furnished to the Representative a certificate of the Managing General Partner, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Managing General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Issuers in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuers have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) At the Execution Time and at the Closing Date, the Issuers shall have requested and caused (i) Ernst & Young LLP to furnish to the Representative a “comfort letter,” dated as of the Execution Time, and a bring down comfort letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Partnership and its consolidated subsidiaries contained in or incorporated by reference in the Disclosure Package and Final Memorandum, including any amendment or supplement thereto as of the date of the applicable letter and (ii) Deloitte & Touche LLP to furnish to the Representative a “comfort letter,” dated as of the Execution Time, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of OCI Co, OCI LP and their consolidate subsidiaries contained in or incorporated by reference in the Disclosure Package and Final Memorandum, including any amendment or supplement thereto as of the date of the applicable letter.

All references in this Section 6(d) to the Preliminary Memorandum and the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(g) Prior to the Closing Date, the Issuers shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h) At the Closing Date, the Issuers and the Trustee shall have entered into the Indenture and the Representative shall have received an executed copy thereof.

(i) At the Closing Date, the Issuers and the Representative shall have entered into the Registration Rights Agreement and the Representative shall have received an executed copy thereof.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7. Reimbursement of Expenses. Subject to Section 5(q), if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuers agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Issuers in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Issuers acknowledge that the statements set forth under the heading “Plan of Distribution” in the fourth and fifth sentences of the seventh paragraph and the eighth paragraph in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of not more than one such counsel (plus separate local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuers and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act and each officer and director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the

Issuers or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Wyatt L. Hogan, Natural Resource Partners L.P., 601 Jefferson Street, Suite 3600, Houston, Texas 77002 (fax no.: (713-751-7563).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuers agree that any suit, action or proceeding against the Issuers brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Issuers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Issuers hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Issuers and (c) the Issuers’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that they are solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Issuers on related or other matters). The Issuers agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

19. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the several Initial Purchasers.

Very truly yours,

NATURAL RESOURCE PARTNERS L.P.

By:	NRP (GP) LP, its general partner

By: GP Natural Resource Partners LLC, its general partner

	By:	/s/ Wyatt L. Hogan
Name: Wyatt L. Hogan
Title: Vice President, General Counsel and Secretary

NRP FINANCE CORPORATION

By:	/s/ Wyatt L. Hogan
Name: Wyatt L. Hogan
Title: Vice President, General Counsel and Secretary

Signature Page to Purchase Agreement

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

For itself and the other several

Initial Purchasers named in

Schedule I to the foregoing Agreement.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Justin Tichauer
Name: Justin Tichauer
Title: Director

Signature Page to Purchase Agreement